Exhibit 99.1

NOT FOR RELEASE OR DISTRIBUTION TO ANY PERSON LOCATED OR RESIDENT IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO RELEASE, PUBLISH OR DISTRIBUTE THIS ANNOUNCEMENT.

Contacts:	Leslie Sutton (media) 847-646-4538 news@kraftfoods.com	Christopher Jakubik, CFA (investors) 847-646-5494 ir@kraftfoods.com

KRAFT FOODS GROUP INITIATES EXCHANGE OFFER

NORTHFIELD, Ill. – December 7, 2012 – Kraft Foods Group, Inc. (NASDAQ: KRFT) commenced today at 5 p.m. Eastern time its offer to exchange certain of its outstanding unregistered notes for new registered notes in accordance with the terms of its registration rights agreements with existing holders of those notes.

Under the Exchange Offer, Kraft is offering to exchange (the “Exchange Offer”) up to $9,600,000,000 aggregate principal amount of its (i) new $1,000,000,000 1.625% Notes due 2015, (ii) new $1,000,000,000 2.250% Notes due 2017, (iii) new $1,034,657,000 6.125% Notes due 2018, (iv) new $900,000,000 5.375% Notes due 2020, (v) new $2,000,000,000 3.500% Notes due 2022, (vi) new $877,860,000 6.875% Notes due 2039, (vii) new $787,483,000 6.500% Notes due 2040, and (viii) new $2,000,000,000 5.000% Notes due 2042 (collectively, the “Exchange Notes”) for a like principal amount of its (i) outstanding $1,000,000,000 1.625% Notes due 2015, (ii) outstanding $1,000,000,000 2.250% Notes due 2017, (iii) outstanding $1,034,657,000 6.125% Notes due 2018, (iv) outstanding $900,000,000 5.375% Notes due 2020, (v) outstanding $2,000,000,000 3.500% Notes due 2022, (vi) outstanding $877,860,000 6.875% Notes due 2039, (vii) outstanding $787,483,000 6.500% Notes due 2040, and (viii) outstanding $2,000,000,000 5.000% Notes due 2042.

The Exchange Offer will expire at 5 p.m. Eastern time on January 8, 2013, unless extended (such date and time, as they may be extended, the “Expiration Date”). The settlement date for the Exchange Offer will occur promptly following the Expiration Date. The Exchange Offer is made only pursuant to Kraft’s prospectus dated December 7, 2012, which has been filed with the Securities and Exchange Commission. Kraft has not authorized any person to provide information other than as set forth in the prospectus.

ADDITIONAL INFORMATION

Copies of the prospectus and transmittal materials governing the Exchange Offer can be obtained from the exchange agent, Deutsche Bank Trust Company Americas, by faxing a request to (615) 866-3889, by writing via regular or certified mail, or overnight courier, to Deutsche Bank Trust Company Americas, 5022 Gate Parkway, Suite 200, Jacksonville, Florida 32256.

This release is for informational purposes only and is neither an offer to exchange, nor a solicitation of an offer to sell, the Exchange Notes. The Exchange Offer is made solely pursuant to the prospectus dated December 7, 2012, including any supplements thereto. The Exchange Offer is not being made to holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

ABOUT KRAFT FOODS GROUP

Kraft Foods Group, Inc. (NASDAQ: KRFT) is North America’s fourth largest consumer packaged food and beverage company, with revenues of approximately $19 billion in 2011. Newly public and independent as of Oct. 1, 2012, the new Kraft has the spirit of a startup and soul of a powerhouse. The company has an unrivaled portfolio of products in the beverages, cheese, refrigerated meals and grocery categories. Its iconic brands include Kraft, Maxwell House, Oscar Mayer, Planters and JELL-O. Kraft’s 25,000 employees in the U.S. and Canada have a passion for making the foods and beverages people love. Kraft is a member of the Standard & Poor’s 500 index. For more information, visit www.kraftfoodsgroup.com and www.facebook.com/kraft.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements including regarding the timing of the Exchange Offers. The word “will” and similar expressions are intended to identify the forward-looking statements. These forward-looking statements involve risks and uncertainties, many of which are beyond Kraft’s control, and important factors could cause Kraft’s actual results to differ materially from those in the forward-looking statements. For additional information on factors that could affect the forward-looking statements, see Kraft’s risk factors, as they may be amended from time to time, set forth in Kraft’s filings with the SEC, including its Registration Statement on Form 10. Kraft disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

OFFERING RESTRICTIONS

This release does not constitute an invitation to participate in the Exchange Offers in any jurisdiction in which, or to any person to or from which, it is unlawful to make such invitation or for there to be such participation under applicable securities laws. The distribution of this release in certain jurisdictions may be restricted by law. Persons into whose possession this release or the prospectus come are required to inform themselves about, and to observe, any such restrictions.

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